UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 23, 2009
ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Commission File Number: 001-10212
2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-99.1
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement.
          On July 23, 2009, Anixter International Inc.’s (the “Company”) primary operating subsidiary, Anixter Inc., amended its senior unsecured revolving credit agreement. The following key changes have been made to the revolving credit agreement:
•	The consolidated fixed charge coverage ratio (as defined) has been amended to require minimum coverage of 2.25 times through September 30, 2010 (previously 3.00 times), 2.50 times from October 2010 through December 2011 (previously 3.00 times) and 3.00 times thereafter.

•	Anixter Inc. will be required to have, on a proforma basis, a minimum of $50 million of availability under the revolving credit agreement at any time it elects to prepay, purchase or redeem indebtedness of Anixter International Inc.

•	Anixter Inc. will be permitted to upstream funds to Anixter International Inc. for payment of dividends and share repurchases to a maximum of $150 million plus 50 percent of Anixter Inc.’s cumulative net income from the date of the amendment forward.

•	The ratings based pricing grid has been adjusted such that the all-in drawn cost of borrowings, based on Anixter Inc.’s current credit ratings of BB+/Ba2, is now Libor plus 250 basis points on all borrowings (previously Libor plus 75 basis points on the first $350 million borrowed and Libor plus 100 basis point on the next $100 million borrowed).

•	The size of the facility has been reduced from $450 million to $350 million.
          All other material terms and conditions of the revolving credit facility remain unchanged, including the April 2012 maturity. The amendment to the senior unsecured revolving credit agreement, dated July 23, 2009, is attached as Exhibit 10.1
          On July 24, 2009, Anixter Inc. also renewed its accounts receivable securitization program for a new 364-day period ending in July of 2010. As a part of the renewal, the size of the facility has been reduced from $255 million to $200 million to bring it in-line with the size of the current receivable collateral base. The renewed program carries an all-in drawn funding cost of Commercial Paper (“CP”) plus 150 basis points (previously CP plus 95 basis points). Unused capacity fees increased from 45 to 55 basis points to 85 to 95 basis points. All other material terms and conditions remain unchanged. The amendments related to the renewal of the accounts receivable securitization program, dated July 24, 2009, are attached as Exhibit 10.2 and Exhibit 10.3.
          The Company’s press release, dated July 28, 2009, announcing Anixter Inc.’s amendment of its senior unsecured revolving credit agreement and renewal of its accounts receivable securitization program is attached as Exhibit 99.1.
Item 2.02 Results of Operations and Financial Condition.
          On July 28, 2009, the Company reported its results for the fiscal quarter ended July 3, 2009. The Company’s press release, dated July 28, 2009, is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2, dated July 23, 2009, to Amended and Restated Five-Year Revolving Credit Agreement dated April 20, 2007, as amended as of September 26, 2007, among Anixter Inc., Bank of America, N.A., as Administrative Agent, and other banks named therein.

10.2	Amendment No. 7 to Amended and Restated Receivables Purchase Agreement, dated July 24, 2009, among Anixter Receivables Corporation, as Seller, Anixter Inc., as Servicer, JPMorgan Chase Bank, N.A., as Agent and the other financial institutions named therein.

10.3	Amendment No. 4 to Amended and Restated Receivables Sale Agreement, dated July 24, 2004, between Anixter Inc. and Anixter Receivables Corporation.

99.1	Press Release, dated July 28, 2009, issued by Anixter International Inc. announcing the Amendment to Credit Agreement and Renewal of Accounts Receivable Securitization Program.

99.2	Earnings Press Release, dated July 28, 2009, issued by Anixter International Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.
July 28, 2009	By:	/s/ Dennis J. Letham
Dennis J. Letham
Executive Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2, dated July 23, 2009, to Amended and Restated Five-Year Revolving Credit Agreement dated April 20, 2007, as amended as of September 26, 2007, among Anixter Inc., Bank of America, N.A., as Administrative Agent, and other banks named therein.

10.2	Amendment No. 7 to Amended and Restated Receivables Purchase Agreement, dated July 24, 2009, among Anixter Receivables Corporation, as Seller, Anixter Inc., as Servicer, JPMorgan Chase Bank, N.A., as Agent and the other financial institutions named therein.

10.3	Amendment No. 4 to Amended and Restated Receivables Sale Agreement, dated July 24, 2004, between Anixter Inc. and Anixter Receivables Corporation.

99.1	Press Release, dated July 28, 2009, issued by Anixter International Inc. announcing the Amendment to Credit Agreement and Renewal of Accounts Receivable Securitization Program.

99.2	Earnings Press Release, dated July 28, 2009, issued by Anixter International Inc.